UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________
Form 8-K
_________________________________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 18, 2012
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AVIAT NETWORKS, INC.
(Exact name of registrant as specified in its charter)
_______________________________

Delaware	001-33278	20-5961564

(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

5200 Great America Parkway, Santa Clara, CA 95054
(Address of principal executive offices, with zip code)

Registrant’s telephone number, including area code: (408) 567-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Change in Registrant's Certifying Accountant.

SIGNATURE

Item 4.01.	Change in Registrant's Certifying Accountant.
(b) New Independent Registered Public Accounting Firm
On September 6, 2012, the Audit Committee of the board of directors of Aviat Networks, Inc. (the “Company”) approved the engagement of KPMG LLP as its new independent registered public accounting firm for the year ending June 28, 2013. The engagement became effective on September 18, 2012 upon completion by KPMG LLP of its standard client evaluation procedures.
During the two most recent fiscal years ended July 1, 2011 and June 29, 2012 and the subsequent interim period preceding the appointment of KPMG LLP, neither the Company nor anyone on its behalf has consulted KPMG LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements; and as such, neither a written report nor oral advice was provided to the Company that KPMG LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Regulation S-K, Item 304(a)(1)(iv) and the related instructions to this Item) or a “reportable event” (as defined in Regulation S-K, Item 304(a)(1)(v)).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIAT NETWORKS, INC.
Date: September 18, 2012	By:	/s/ Meena Elliott
		Name:	Meena Elliott
		Title:	Senior Vice President, General Counsel and Secretary